	Lawrence D. Hollman*	Patrick K. Cameron	Sharon A. Snyder	Christine M. Morse	Michael A. Schollaert	Jervis Spencer Finney
	Stephen L. Parker	Robert E. Mazer	Carol M. McCarthy		Carolyn W. Nazelrod	Donald C. Greenman
	Jerald J. Oppel	Carel T. Hedlund	E. Scott Johnson	David G. Kinzer	Joshua J. Freemire	Paul M. Vincent
Ober, Kaler, Grimes & Shriver Attorneys at Law Offices In Maryland Washington, D.C. Virginia 120 East Baltimore Street Baltimore, Maryland 21202-1643 410-685-1120 / Fax 410-547-0699 www.ober.com	Alan J. Mogol	Howard L. Sollins	William E. Berlin*	Penny Somer-Greif	Christopher F. Lonegro	Aldrich B. Davis
	John Anthony Wolf	A. Thomas Pedroni, Jr.	Richard W. Westling	Christopher B. Younger	Walter R. Kirkman	Leonard C. Homer
	Thomas W. Coons	S. Craig Holden	George F. Jones	Peter Stine	Jed R. Spencer	Jerome D. Carr
	John J. Miles*	Frank C. Bonaventure, Jr.	E. John Steren	S. Scott Tate	Kristin C. Cilento	Martha Purcell Rogers*
	Donald R. Mering	David S. Musgrave	Mary Baker Edwards	Cynthia Blake Sanders	Kelly M. Preteroti	John J. Eller
	Patrick K. O’Hare*	Steven R. Smith	Royal W. Craig	Carla N. Murphy	Mark Stanley	Melinda B. Antalek
	Geoffrey S. Tobias	Paul S. Weidenfeld*	James P. Holloway*	Jonathan M. Holda	Matthew T. Vocci	Betty C. Bannat
	Marc K. Cohen	Kevin A. Dunne	David L. Cole, Jr.	June E. Hooper	Adam D. Kaplan	Paul W. Kim
	James B. Wieland	James E. Edwards, Jr.	Nikolaus F. Schandlbauer	Donna J. Senft	Anwar Young
	Sanford V. Teplitzky	John N. Rodock*	Kenneth B. Abel	Seth Kossman	Ian I. Friedman
	Robert L. Ash	Thomas K. Hyatt*	Elissa F. Borges	Eric Radz	Jackson B. Boyd
	M. Hamilton Whitman, Jr.	Jay Bernstein	Ethan J. Blank	Stacy Bekman Radz	Kyle E. Conklin
	Paul S. Sugar	John F. Morkan, III	Harold G. Belkowitz	Christie J. Braun*	Lisa D. Stevenson
	Jeffery S. Kuperstock	Stuart M. Schabes	George A. Aitken	Emily H. Wein
	Gary M. Hyman	Diane F. Schmitt	Julie A. Kass	Chiarra-May Stratton	Counsel
	Robert E. Scher	Matthew A. Mace	William T. Mathias	Sylvia Ontaneda-Bernales	James R. Worsley, Jr.*
	Laurence B. Russell	Darlene R. Davis	Kelly J. Davidson	Alan J. Arville*	Thomas D. Washburne
	Joseph C. Kovars	Michael L. Jennings	Kevin M. Robertson	Chelsea S. Rice*	Lewis C. Strudwick
	Raymond Daniel Burke	Susan A. Turner*	Anthony F. Vittoria	Michael D. Beattie	Carlyle C. Ring, Jr. *
	Richard F. Lindstrom	Leslie D. Goldsmith	Neil E. Duke	Alexis B. Rohde	Manfred W. Leckszas	*Bar other than Maryland

December 23, 2008

Nomura Partners Funds, Inc.

c/o State Street Bank and Trust Company

CPH-0326

4 Copley Place, 5th Floor

Boston, MA 02116

Ladies and Gentlemen:

We have acted as special Maryland counsel to Nomura Partners Funds, Inc., a Maryland corporation (the “Company”). The Company is authorized to issue 1,400,000,000 shares of capital stock, $0.33-1/3 par value per share (each a “Share” and collectively, the “Shares”). The Shares have been classified into the following nine series: The Japan Fund, consisting of 200,000,000 Shares; the Asia Pacific ex Japan Fund, consisting of 150,000,000 Shares; the India Fund, consisting of 150,000,000 Shares; the Greater China Fund, consisting of 150,000,000 Shares; the Global Equity Income Fund, consisting of 150,000,000 Shares; the Global Emerging Markets Fund, consisting of 150,000,000 Shares; the Global Alpha Equity Fund, consisting of 150,000,000 Shares; the International 130/30 Equity Fund, consisting of 150,000,000 Shares; and the International Equity Fund, consisting of 150,000,000 Shares.

The Japan Fund is further classified into four classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, 50,000,000 Class I Shares and 50,000,000 Class S Shares.

The Asia Pacific ex Japan Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

The India Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

Nomura Partners Funds, Inc.

The Greater China Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

The Global Equity Income Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

The Global Emerging Markets Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

The Global Alpha Equity Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

The International  130/30 Equity Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

The International Equity Fund is further classified into three classes of Shares as follows: 50,000,000 Class A Shares, 50,000,000 Class C Shares, and 50,000,000 Class I Shares.

We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 36 to the Company’s Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 47 to the Company’s Registration Statement under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (collectively, the “Registration Statement”), in connection with the continuous offering, after the effective date of the Registration Statement, of the Class A Shares, Class C Shares and Class I Shares of each of The Japan Fund, the Asia Pacific ex Japan Fund, the India Fund, the Greater China Fund, the Global Equity Income Fund, the Global Emerging Markets Fund, the Global Alpha Equity Fund, the International  130/30 Equity Fund and the International Equity Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i) the Registration Statement;

(ii) the charter of the Company as in effect on the date hereof (the “Charter”);

(iii) the bylaws of the Company, as amended or supplemented and in effect on the date hereof (the “Bylaws”);

(iv) a certificate of the Company regarding certain matters in connection with this opinion (the “Certificate”);

Nomura Partners Funds, Inc.

(v) a certificate of the Maryland State Department of Assessments and Taxation dated December 19, 2008 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

(vi) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all documents submitted to us and public records reviewed are accurate and complete.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in corporate records made available to us by the Company, are accurate, true, correct and complete in all material respects.

D. As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

E. All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

F. With respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

Nomura Partners Funds, Inc.

G. At no time prior to and including the date when the Class A Shares, the Class C Shares and the Class I Shares of each of The Japan Fund, the Asia Pacific ex Japan Fund, the India Fund, the Greater China Fund, the Global Equity Income Fund, the Global Emerging Markets Fund, the Global Alpha Equity Fund, the International  130/30 Equity Fund and the International Equity Fund are issued will: (i) there be any changes in applicable law; (ii) the Charter, the Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (iii) the total number of the issued Shares exceed 1,400,000,000; (iv) the total number of the issued Shares of each series of the Company exceed the authorized number of Shares of each such series; (v) the total number of issued Shares of each class of any series of the Company exceed the authorized number of Shares of each such class; and (vi) the issuance, execution and delivery of any Shares of the Company result in a default under, breach of, or violation of any provision of any instrument or agreement binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

H. At the time of each issuance of the Class A Shares, Class C Shares and Class I Shares of each of The Japan Fund, the Asia Pacific ex Japan Fund, the India Fund, the Greater China Fund, the Global Equity Income Fund, the Global Emerging Markets Fund, the Global Alpha Equity Fund, the International  130/30 Equity Fund and the International Equity Fund, the Company records in its stock ledger the name of the stockholders to whom such Shares are issued.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

2. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of The Japan Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A, Class C and Class I Shares of The Japan Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

3. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the Asia Pacific ex Japan Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the Asia Pacific ex Japan Fund when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Nomura Partners Funds, Inc.

4. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the India Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the India Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

5. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the Greater China Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the Greater China Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

6. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the Global Equity Income Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the Global Equity Income Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

7. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the Global Emerging Markets Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the Global Emerging Markets Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

8. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the Global Alpha Equity Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the Global Alpha Equity Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

9. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the International  130/30 Equity Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the International  130/ 30 Equity Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Nomura Partners Funds, Inc.

10. The issuance and sale of the Class A Shares, Class C Shares and Class I Shares of the International Equity Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company. The Class A Shares, Class C Shares and Class I Shares of the International Equity Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

A. The opinions expressed herein are limited to the laws of the State of Maryland, and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

B. Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Ober, Kaler, Grimes & Shriver,a Professional Corporation
Ober, Kaler, Grimes & Shriver, a Professional Corporation